Exhibit 24.1

POWER OF ATTORNEY

Teledyne Technologies Incorporated Employee Stock Purchase Plan (the Stock Advantage) —

Form S-8 Registration Statement

The undersigned officers and directors of Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), do hereby constitute and appoint Melanie S. Cibik and S. Paul Sassalos, or either of them, our true and lawful attorneys or attorneys-in-fact and agents, each of whom shall be authorized to act with or without the other, with full power of substitution or resubstitution, to execute, file and deliver a Registration Statement on Form S-8 (or other appropriate form) (“Form S-8”) with respect to the Teledyne Technologies Incorporated Employee Stock Purchase Plan (the Stock Advantage) (the “ESPP”), which registers up to 1,000,000 shares of Common Stock, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, which said attorneys or attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable Teledyne to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form S-8 (including without limitation executing, filing and/or delivering any and all prospectus supplements, stickers and post-effective amendments in connection with the Form S-8), and the undersigned do hereby ratify and confirm all that said attorneys or attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

Witness the due execution hereof as of April 24, 2018

/s/ Robert Mehrabian Robert Mehrabian	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Susan L. Main Susan L. Main	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Cynthia Y. Belak Cynthia Y. Belak	Vice President and Controller (Principal Accounting Officer)

/s/ Roxanne S. Austin Roxanne S. Austin	Director

/s/ Charles Crocker Charles Crocker	Director

/s/ Kenneth C. Dahlberg Kenneth C. Dahlberg	Director

/s/ Simon M. Lorne Simon M. Lorne	Director

/s/ Robert A. Malone Robert A. Malone	Director

/s/ Paul D. Miller Paul D. Miller	Director

/s/ Jane C. Sherburne Jane C. Sherburne	Director

/s/ Michel T. Smith Michael T. Smith	Director

/s/ Wesley W. von Schack Wesley W. von Schack	Director

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